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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-64473 of Heritage Media Corporation on Form S-4 of our report dated March 23, 1995 on the financial statements of Palm Coast Data, Ltd. as of December 31, 1993 and 1994 and for the years then ended, incorporated by reference in the Proxy Statement/Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "EXPERTS" in such Proxy Statement/ Prospectus.



DELOITTE & TOUCHE LLP
Jacksonville, Florida
January 2, 1996